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                                                                     EXHIBIT 3.3





                     ARTICLES OF AMENDMENT OF THE REGISTRANT



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DFI/CCS/Corp
Form 4
WISCONSIN
7/96
                              ARTICLES OF AMENDMENT
                               Stock (for profit)

A.       Name of Corporation:      Heartland Wisconsin Corp.
                                (prior to any change effected by this amendment)

         Text of Amendment (Refer to the existing articles of incorporation and instruction A. Determine those items to be changed and set forth below the number identifying the paragraph being changed and how the amended paragraph is to read.)

                  RESOLVED, THAT, the articles of incorporation be amended as follows:

         Article 2 is amended to read as follows: The corporation shall he authorized to issue 20,000,000.00 shares of $0.0001 par value common stock.


B.       Amendment(s) adopted on             June 19, 1998
                                   ------------------------------------
                                                (date)

         Indicate the method of adoption by checking the appropriate choice below:
         (       )  In accordance with sec. 180.1002, Wis. Stats.  (By the Board of Directors)
   OR
         (   X   )  In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)
   OR
         (       )  In accordance with sec. 180.1005, Wis. Stats. (By
                    Incorporators or Board of Directors, before issuance of shares)

C.       Executed on behalf of the corporation on             June 19, 1998
                                                       -------------------------
                                                                  (date)

                                                        /s/ Frank P. Giuffre
                                                       -------------------------
                                                                (signature)

                                                            Frank P. Giuffre
                                                       -------------------------
                                                             (printed name)

                                                               President
                                                       -------------------------
                                                           (officer's title)


D.       This document was drafted by                    Gordon F. Barrington
                                                       -------------------------
                                            (name of individual required by law)

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